EXHIBIT 99.1 PROFESSIONAL HOLDING CORP. COMPLETES PRIVATE PLACEMENT OF $25 MILLION OF SUBORDINATED NOTES CORAL GABLES, FL, January 13, 2022. Professional Holding Corp. (NASDAQ:PFHD) (the “Company”), the parent company for Professional Bank (the “Bank”), today announced the completion of its private placement of $25 million in fixed-to-floating rate subordinated notes due 2032 (the “Notes”). The Notes will bear interest at a fixed annual rate of 3.375% for the first five years and will reset quarterly thereafter to the then current three-month Secured Overnight Financing Rate (SOFR) plus 203 basis points. The Notes are redeemable by the Company at its option, in whole or in part, on or after the fifth anniversary of the issue date. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes. Keefe, Bruyette & Woods, A Stifel Company, served as sole placement agent for the Notes offering. Wachtell, Lipton, Rosen & Katz served as legal counsel to the Company, and Squire Patton Boggs (US) LLP served as legal counsel to the placement agent. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund. About Professional Bank and Professional Holding Corp.: Professional Holding Corp. (NASDAQ:PFHD) is the financial holding company for Professional Bank, a Florida state-chartered bank established in 2008 and based in Coral Gables, Florida. Professional Bank focuses on providing creative, relationship-driven commercial banking products and services designed to meet the needs of small-to-medium-sized businesses, the owners and operators of these businesses, professionals and entrepreneurs. Professional Bank currently operates its Florida network through nine branch locations and two Loan Production Offices (“LPOs”) in the regional areas of Miami, Broward, Palm Beach, Duval (Jacksonville), Hillsborough and Pinellas (Tampa Bay) counties. It also has a Digital Innovation Center located in Cleveland, Ohio and a LPO in New England that specializes in search fund lending. For more information, visit www.myprobank.com. Member FDIC. Equal Housing Lender. Contact information: Todd Templin or Hannah Colson, BoardroomPR ttemplin@boardroompr.com/hcolson@boardroompr.com 954 370 8999

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 This press release may contain "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s anticipated financial performance, objectives, and plans and strategies that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believe," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. The Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in reports that the Company has filed with the SEC. You should not place undue reliance on these forward-looking statements. For more details on factors that could affect these expectations, please see the Company's filings with the SEC.